EXECUTION


                         Saxon Asset Securities Company
                    Mortgage Loan Asset Backed Certificates,
                                 Series 1996-2

                             UNDERWRITING AGREEMENT


                                                       Dated: November 27, 1996


To:         Saxon Asset Securities Company (the "Company")
            Saxon Mortgage Inc. ("SMI")
            Dominion Mortgage Services, Inc. ("Dominion")

Re:         Standard Terms to Underwriting Agreement (August 1996 Edition)

Series
Designation:            Mortgage Loan Asset Backed Certificates, Series 1996-2,
                        Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
                        Class A-6 and Class R (collectively the "Certificates").
                        The Class A-1, Class A-2, Class A-3, Class A-4, Class
                        A-5 and Class A-6 Certificates are referred to herein as the "Underwritten Certificates."

                        Underwriting Agreement: Subject to the terms and conditions set forth and incorporated by reference herein, the Company hereby agrees to issue and sell to Prudential Securities Incorporated, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and PaineWebber Incorporated, (collectively, the "Underwriters"), and the Underwriters hereby agree to purchase from the Company, on or about December 5, 1996, the Underwritten Certificates at the purchase price and on the terms set forth below; provided, however, that the obligations of the Underwriters are subject to: (i) receipt by the Company of (a) an "AAA" rating by Standard & Poor's Rating Service, a division of The McGraw-Hill Companies Inc. ("S&P") and an "Aaa" rating by Moody's Investors Service, Inc. ("Moody's"; together with S&P, the "Rating Agencies") with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates; (ii) receipt of a Prospectus Supplement in form and substance satisfactory to the Underwriters; and (iii) the Sales Agreement dated as of November 1, 1996 by and between the Company and Saxon Mortgage, Inc. ("SMI") and the Trust Agreement (as defined below) each being in form and substance satisfactory to the Underwriters.

                        The Certificates will be issued pursuant to a Trust Agreement, dated as of November 1, 1996 (the "Trust Agreement"), by and among the Company, Texas Commerce Bank National Association, as Master Servicer (the "Master Servicer"), and Citibank, N.A., as Trustee (the "Trustee"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust created under the Trust Agreement (the "Trust"), which will consist primarily of two pools of conventional, one- to four-family, fully amortizing, mortgage loans (the "Mortgage Loans") with original terms to stated maturity of not more than 30 years which have the characteristics described in the Prospectus Supplement.

                        The Company, SMI and Dominion specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Mortgage Loans having the characteristics described in the Prospectus Supplement; provided, however, that there may be immaterial variances from the description of the Mortgage Loans in the Prospectus Supplement and the actual Mortgage Loans delivered on the Closing Date. Upon delivery of the Mortgage Loans to the Company, the Company will deliver such Mortgage Loans to the Trust.

                        Registration Statement: References in the Agreement (as defined below) to the Registration Statement shall be deemed to include registration statement no. 333-4127.

                        Initial Aggregate Scheduled Principal Balance of Initial Mortgage Loans: Approximately $353,238,000 (as of the Cut-off Date), including approximately $125,829,000 of fixed-rate Mortgage Loans and of $227,409,000 variable-rate Mortgage Loans (in each case as of the Cut-off Date).

                        Cut-Off Date: As of the close of business November 20, 1996 (except that, as further described in the Prospectus Supplement, the interest portion of the payments due on December 1, 1996 on the Variable Rate Loans will be retained by the Seller).

Terms of the Certificates:



=============== =============== ============= ================= ============== ==============
                     Initial                       Proposed
Series 1996-2       Principal    Pass-Through      Ratings by                    Sale of the
Designation          Amount          Rate      S&P and Moody's   CUSIP Number   Certificates
--------------- --------------- ------------- ----------------- -------------- --------------
Class A-1         $ 55,500,000      6.375%         AAA/Aaa         80559 AD3         (2)
--------------- --------------- ------------- ----------------- -------------- --------------

Class A-2         $ 47,500,000      6.475%         AAA/Aaa         80559 AE1         (2)
--------------- --------------- ------------- ----------------- -------------- --------------

Class A-3         $ 17,000,000      6.750%         AAA/Aaa         80559 AF8         (2)
--------------- --------------- ------------- ----------------- -------------- --------------

Class A-4         $ 20,500,000      7.025%         AAA/Aaa         80559 AG6         (2)
--------------- --------------- ------------- ----------------- -------------- --------------

Class A-5         $ 19,329,000      7.185%         AAA/Aaa         80559 AH4         (2)
--------------- --------------- ------------- ----------------- -------------- --------------

Class A-6         $278,409,000      5.615%         AAA/Aaa         80559 AJ0         (2)
--------------- --------------- ------------- ----------------- -------------- --------------

Class R                N/A           N/A             (4)              N/A            (5)
=============== =============== ============= ================= ============== ==============


-------------------------

(1) The Variable Rate and Fixed Rate Certificates are, in each case, subject to a permitted variance of plus or minus 4%.
(2) The Underwritten Certificates will be purchased by the Underwriters from the Company and will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
(3) On each Distribution Date, Pass-Through Rate on the Class A-6 Certificates will equal the least of (i) LIBOR plus 0.24%; (ii) the weighted average of the maximum lifetime Mortgage Interest Rates on the Mortgage Loans in the Variable Rate Group less 0.582% per annum; and (iii) the Variable Rate Available Funds Cap for such date (as each such term is defined in the Prospectus Supplement), subject to increase as provided in the Prospectus Supplement.
(4) No ratings have been requested by the Underwriters for the Class R Certificates.
(5) The Class R Certificates will be sold to SMI and Texas Commerce Bank National Association in a privately negotiated transaction.

                        Underwritten Certificates Ratings: An "AAA" rating by S&P and an "Aaa" rating by Moody's with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates. It is agreed that as a further condition of the Underwriters' obligation to purchase the Underwritten Certificates, such ratings by the Rating Agencies on the Underwritten Certificates shall not have been rescinded and there shall not have occurred any downgrading, or public notification of a possible downgrading or public notice of a possible change, without indication of direction, in the ratings accorded the Underwritten Certificates.

                        Mortgage Loans: Mortgage Loans having the approximate characteristics described in the Prospectus Supplement with the final schedule attached as Schedule I to the Trust Agreement.

                        Principal and Interest Distribution Dates: Each Distribution Date shall be the 25th day of each month, or if such day is not a business day, the next succeeding business day, commencing in December 1996.

                        REMIC Election: An election will be made to treat the Mortgage Loans and related assets of the Trust as a real estate mortgage investment conduit (the "REMIC"). The Underwritten Certificates will be designated as "regular interests" in the REMIC. The Class R Certificates will be designated as the "residual interest" in the REMIC.

                        Purchase Price: The Underwriters hereby agree to purchase each Class of Underwritten Securities from the Company at the applicable purchase price set forth below, plus, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, accrued interest at the applicable Pass-Through Rate from the close of business on November 1, 1996 through the Closing Date. Each such purchase price is expressed as a percentage of the initial principal amount of the related Mortgage Loan pool.

                                                   Purchase Price
                                                   --------------
                     Class A-1                       99.953125%
                     Class A-2                       99.968750%
                     Class A-3                       99.937500%
                     Class A-4                       99.953125%
                     Class A-5                      100.000000%
                     Class A-6                      100.000000%

            Each of the Underwriters agrees, severally and not jointly, subject to the terms and conditions contained herein and in the Standard Terms to Underwriting Agreement (August 1996 Edition), to purchase the principal balances of the Classes of Certificates specified opposite its name below: (1)



======================== ========================== ======================== ========================= ===================
                                                                               Merrill Lynch, Pierce,
         Series 1996-2    Prudential Security        Lehman Brothers              Fenner & Smith         PaineWebber
         Designation(1)      Incorporated                 Inc.                    Incorporated           Incorporated
------------------------ -------------------------- ------------------------ ------------------------- -------------------
Class A-1                             $ 33,300,000                       --               $22,200,000                  --
------------------------ -------------------------- ------------------------ ------------------------- -------------------
Class A-2                             $ 28,500,000                       --               $19,000,000                  --
------------------------ -------------------------- ------------------------ ------------------------- -------------------
Class A-3                             $ 10,200,000                       --               $ 6,800,000                  --
------------------------ -------------------------- ------------------------ ------------------------- -------------------
Class A-4                             $ 12,300,000                       --               $ 8,200,000                  --
------------------------ -------------------------- ------------------------ ------------------------- -------------------
Class A-5                             $ 11,597,400                       --               $ 7,731,600                  --
------------------------ -------------------------- ------------------------ ------------------------- -------------------
Class A-6                             $111,363,600              $83,522,700                        --         $83,522,700
======================== ========================== ======================== ========================= ===================


--------------------
(1) Each Class of Certificates is subject to a permitted variance of plus or minus 4%.


                        Closing Date and Location: 10:00 a.m. Eastern Time on December 5, 1996, at the offices of Arter & Hadden, 1801 K Street, N.W., Suite 400K, Washington, D.C. 20006-1301. The Company will deliver the Underwritten Certificates in book-entry form only through the same day funds settlement system of the relevant Depositories, and the Class R Certificates in certificated, fully registered form on December 5, 1996.

                        Due Diligence: At any time prior to the Closing Date, the Underwriters have the right to inspect the Mortgage Loan files, the related mortgaged properties and the loan origination procedures to ensure conformity with the Prospectus and the Prospectus Supplement.

                        Controlling Agreement: This Underwriting Agreement, together with the Standard Terms to Underwriting Agreement (August 1996 Edition) (together, the "Agreement"), completely sets forth the agreements between the Company, SMI and Dominion and the Underwriters and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

                        Information Provided by the Underwriters: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement and the sentence regarding the Underwriters's intention to establish a market in the Underwritten Certificates on the inside front Cover Page of the Prospectus Supplement is the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement and the Final Prospectus.

                        Collateral Term Sheets, Structural Term Sheets and Computational Materials: The Underwriters hereby represent and warrant that (i) a hard copy of the information provided by the Underwriters to the Company in

--------------------------
1
electronic form and attached hereto as Exhibit A, if any, constitutes all "Collateral Term Sheets" or "Structural Term Sheets" (that are required to be filed with the Commission within two business days of first use under the terms of the Public Securities Association letter) disseminated by the Underwriters to investors in connection with the Underwritten Certificates and (ii) a hard copy of the information provided by the Underwriters to the Company and attached hereto as Exhibit B, if any, constitutes all "Computational Materials" disseminated by it in connection with the Underwritten Certificates.

                        Trustee: Citibank, N.A. will act as Trustee of the Trust.

                        Custodian: Texas Commerce Bank National Association will act as custodian of the Mortgage Loans.

                        Blue Sky Qualifications: The Underwriters specifies, and the parties intend to qualify the Underwritten Certificates in no jurisdictions pursuant to the Agreement.

                        State Law Tax Opinion: At Closing, the Underwriters shall have received from Arter & Hadden and Liddell, Sapp opinions dated the Closing Date and satisfactory in form and substance to the Underwriters, as to the tax treatment of the Certificates under New York and Texas law, respectively.

                        Applicable Law: THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                        Notices: All communications hereunder, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Prudential Securities Incorporated, One New York Plaza, 15th Floor, New York, New York 10292-2015, Attention: Brendan Keane.

                        Variances: The Company shall obtain prior approval of the Underwriters if, at any time after the Prospectus Supplement and Prospectus are filed with the Securities and Exchange Commission pursuant to its Rule 424 under the Securities Act of 1933, as amended, and before or on the Closing Date, the initial aggregate principal amount of the Underwritten Securities is to be increased or decreased by more than 4% to reflect a change in the actual Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date and the amount deposited into the Pre-Funding Account.

                                   * * * * *

                        The Underwriters agree, subject to the terms and provisions of the Agreement, a copy of which is attached, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

                                            PRUDENTIAL SECURITIES INCORPORATED
                                            on behalf of the Underwiters


                                            By:_________________________________
                                               Name:
                                               Title:


Accepted and Acknowledged
  As of the Date First Above
  Written:

SAXON ASSET SECURITIES COMPANY


By:__________________________________
   Name:
   Title:

SAXON MORTGAGE, INC.


By:__________________________________
   Name:
   Title:


DOMINION MORTGAGE SERVICES, INC.


By:__________________________________
   Name:
   Title:

                        The Underwriters agrees, subject to the terms and provisions of the Agreement, a copy of which is attached, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

                                             PRUDENTIAL SECURITIES INCORPORATED


                                             By: /s/ Brendan J. Keane
                                                 --------------------
                                                 Name:  Brendan J. Keane
                                                 Title:


Accepted and Acknowledged
  As of the Date First Above
  Written:

SAXON ASSET SECURITIES COMPANY


By: /s/ Bradley D. Adams
    --------------------
Name:  Bradley D. Adams
Title:

SAXON MORTGAGE, INC.


By: /s/ Andrew I. Sirkis
    --------------------
Name:  Andrew I. Sirkis
Title:


DOMINION MORTGAGE SERVICES, INC.


By: /s/ Hayden D. McMillion
    -----------------------
Name:  Hayden D. McMillion
Title: